EXHIBIT 4.4

                                                               [EXECUTION COPY]


           THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THIS WARRANT NOR THE UNDERLYING SECURITIES MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.



--------------------------------------------------------------------------------



                                     WARRANT


                           TO PURCHASE COMMON STOCK OF


                      NORTH ATLANTIC TRADING COMPANY, INC.



--------------------------------------------------------------------------------











WARRANT NO. G-1

ORIGINAL ISSUE DATE: AS OF JUNE 4, 2001

                                TABLE OF CONTENTS

                                                                                                                              PAGE
                                                                                                                              ----
1. DEFINITIONS...................................................................................................................1


2. EXERCISE OF WARRANT...........................................................................................................7

           2.1. Manner of Exercise...............................................................................................7
           2.2. Payment of Taxes.................................................................................................8
           2.3. Fractional Shares................................................................................................8
           2.4. Continued Validity and Application...............................................................................8

3. TRANSFER, DIVISION AND COMBINATION............................................................................................9

           3.1. Transfer.........................................................................................................9
           3.2. Division and Combination.........................................................................................9
           3.3. Expenses.........................................................................................................9
           3.4. Maintenance of Books.............................................................................................9

4. ANTIDILUTION PROVISIONS.......................................................................................................9

           4.1. Stock Dividends, Subdivisions and Combinations...................................................................9
           4.2. Issuance of Additional Shares of Common Stock...................................................................10
           4.3. Issuances of Stock Purchase Rights and Convertible Securities...................................................11
           4.4. Adjustment of Number of Shares Purchasable......................................................................12
           4.5. Reorganization, Reclassification, Merger, Consolidation of Disposition of Assets................................12
           4.6. Determination of Consideration..................................................................................13
           4.7. Other Provisions Applicable to Adjustments Under this Section...................................................14

5. NO IMPAIRMENT................................................................................................................15


6. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL
OF ANY GOVERNMENTAL AUTHORITY...................................................................................................16


7. NOTICE OF CORPORATE ACTIONS; TAKING OF RECORD; TRANSFER
BOOKS...........................................................................................................................16

           7.1. Taking of Record................................................................................................17
           7.2. Closing of Transfer Books.......................................................................................17

8. RESTRICTIONS ON TRANSFERABILITY..............................................................................................17

           8.1. Restrictive Legends.............................................................................................17
           8.2. Notice of Proposed Transfers; Compliance with Securities Act....................................................18
           8.3. Termination of Restrictions.....................................................................................18

9. REGISTRATION RIGHTS..........................................................................................................19

           9.1. Shelf Registration..............................................................................................19




           9.2. Piggy-Back Registration.........................................................................................20
           9.3. Tag-Along Rights................................................................................................22
           9.4. Registration Procedures.........................................................................................24
           9.5. Indemnification and Contribution................................................................................27
           9.6. Registration Expenses...........................................................................................29

10. SUPPLYING INFORMATION.......................................................................................................30


11. LOSS OR MUTILATION..........................................................................................................30


12. OFFICE OF THE COMPANY.......................................................................................................30


13. FINANCIAL AND BUSINESS INFORMATION..........................................................................................30


14. DILUTION FEE................................................................................................................31


15. MISCELLANEOUS...............................................................................................................31

           15.1. Nonwaiver......................................................................................................31
           15.2. Notice Generally...............................................................................................31
           15.3. Limitation of Liability........................................................................................32
           15.4. Remedies.......................................................................................................32
           15.5. Successors and Assigns.........................................................................................32
           15.6. Amendment......................................................................................................32
           15.7. Severability...................................................................................................32
           15.8. Headings.......................................................................................................33
           15.9. GOVERNING LAW; JURISDICTION....................................................................................33


ANNEXES:

ANNEX A - Subscription Form
ANNEX B - Assignment Form



                                     WARRANT

                      NORTH ATLANTIC TRADING COMPANY, INC.

           THIS IS TO CERTIFY THAT PETER J. SOLOMON COMPANY LIMITED, ("PJSC") or registered assigns, is entitled, at any time prior to the Expiration Date (such term, and certain other capitalized terms used herein being hereinafter defined), to purchase from NORTH ATLANTIC TRADING COMPANY, INC., a Delaware corporation (the "Company"), Three Thousand (3,000) shares of the Common Stock of the Company (subject to adjustment as provided herein), at a purchase price of $40.00 per share (the initial "Exercise Price", subject to adjustment as provided herein), all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1.         DEFINITIONS

           As used in this Warrant, the following terms have the respective meanings set forth below:

           "Affiliate" of any Person means a Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Person. The term "control" as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

           "Applicable Period" shall have the meaning set forth in Section 9.4(b) hereof.

           "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

           "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

           "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock of the Company, par value $0.01 per share, as constituted on the Original Issue Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of any Common Stock upon any reclassification thereof which is also not preferred as to dividends or liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.5 hereof) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.5 hereof.

           "Company" means North Atlantic Trading Company, Inc., a Delaware corporation, and any successor corporation.

           "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

           "Current Market Value" per share of Common Stock or of any other security (herein collectively referred to as a "Security") at any date shall mean:

           (a) if the Security is not registered under the Exchange Act, (i) the value of the Security determined in good faith by the Board of Directors of the Company and certified in a board resolution, based on the most recently completed arm's length transaction between the Company and a person other than an Affiliate of the Company in which such determination is necessary and the closing of which occurs on such date or shall have occurred within the six months preceding such date, (ii) if no such transaction shall have occurred on such date or within such six-month period, the value of the Security most recently determined as of a date within the six months preceding such date by an Independent Financial Expert or (iii) if neither clause (i) nor (ii) is applicable, the value of the Security determined as of such date by such an Independent Financial Expert, or

           (b) if the Security is registered under the Exchange Act, the average of the daily market prices for each Business Day during the period commencing 15 Business Days before such date and ending on the date one day prior to such date or, if the Security has been registered under the Exchange Act for less than 15 consecutive Business Days before such date, then the average of the daily market prices for all of the Business Days before such date for which daily market prices are available. If the market price is not determinable for at least 10 Business Days in such period, the Current Market Value of the Security shall be determined as if the Security was not registered under the Exchange Act.

For such purposes, the "market price" for any Security on each Business Day means: (A) if such Security is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal exchange on which such Security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) if such Security is not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if there is no such last reported sale price on such day, the average of the closing bid and the asked prices on such day, as reported by a reputable quotation source designated by the Company, or (C) if neither clause (A) nor (B) is applicable, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City of New York, customarily published on each Business Day, designated by the Company. If there are no such prices on a Business Day, then the market price shall not be determinable for such Business Day.

           "Designated Office" shall have the meaning set forth in Section 12 hereof.

           "Dilution Fee" shall have the meaning set forth in Section 14 hereof.

           "Effective Period" shall have the meaning set forth in Section 9.1(b) hereof.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

           "Exempt Transfer" shall mean, with respect to any Existing Stockholder, a transfer by such Stockholder to any Permitted Transferee.

           "Exercise Notice" shall have the meaning set forth in Section 2.1 hereof.

           "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1 hereof.

           "Exercise Price" shall mean, in respect of a share of Common Stock at any date herein specified, the initial Exercise Price set forth in the preamble of this Warrant as adjusted from time to time pursuant to Section 4 hereof.

           "Existing Stockholder" shall mean (i) each holder of Common Stock as of the Original Issue Date and any employee of the Company who acquires Common Stock after the Original Issue Date and (ii) with respect to any such holder, any Permitted Transferee thereof.

           "Expiration Date" shall mean June 4, 2011.

           "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding on such date and all shares of Common Stock issuable in respect of (x) the Warrants outstanding on such date, (y) any Convertible Securities outstanding on such date and (z) any other Stock Purchase Rights outstanding on such date, in each case regardless of whether or not the conversion, exchange, subscription or purchase rights associated with such Convertible Securities or Stock Purchase Rights are presently exercisable.

           "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

           "PJSC" shall mean Peter J. Solomon Company Limited and its successors and assigns.

           "Holder" shall mean the Person in whose name the Warrant set forth herein is registered on the books of the Company maintained for such purpose.

           "Independent Financial Expert" shall mean any investment banking firm, valuation firm or an accounting firm of national reputation selected by the Company (i) that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the Company, (ii) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Warrant is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of the Company, (iii) that has not been retained by the Company for any purpose, other than to perform an equity valuation, within the preceding twelve months, and (iv) that, in the reasonable judgment of the Board of Directors of the

Company (certified by a board resolution), is otherwise qualified to serve as an independent financial advisor. Any such person may receive customary compensation and indemnification by the Company for opinions or services it provides as an Independent Financial Expert.

           "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

           "Majority Warrant Holders" shall mean the holders of Warrants exercisable for the purchase of more than fifty percent (50%) of the aggregate number of shares of Warrant Stock then purchasable upon exercise of all Warrants.

           "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

           "NASDAQ" shall mean the NASDAQ quotation system, or any successor reporting system.

           "Non-Selling Stockholders" shall have the meaning set forth in
Section 9.3(a) hereof.

           "Original Issue Date" shall mean the date on which the Original Warrants were issued, as set forth on the cover page of this Warrant.

           "Original Warrants" shall mean the Warrants originally issued by the Company as of the Original Issue Date to PJSC.

           "Other Property" shall have the meaning set forth in Section 4.5 hereof.

           "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any Subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

           "Participating Stockholders" shall have the meaning set forth in
Section 9.3(a) hereof.

           "Permitted Transferee" shall mean, with respect to any Existing Stockholder, (i) the Company or any other Existing Stockholder, (ii) any Affiliate of such existing Stockholder (other than the Company or any of its subsidiaries), (iii) any family member of such Existing Stockholder (not more remote than first cousin and including any spouse or lineal descendant thereof),

(iv) any trust for the benefit of such Existing Stockholder and/or any family members of such Existing Stockholder and (v) any heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Existing Stockholder or Person described in clause (iii) above.

           "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

           "Piggy-Back Registration" shall have the meaning set forth in Section 9.2(a) hereof.

           "Registrable Securities" shall mean shares of Warrant Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of pursuant to such Registration Statement,
(ii) such securities have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act,
(iii) such securities shall have been otherwise transferred by such Holder and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force or
(iv) such securities shall have ceased to be outstanding.

           "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with Section 9 of this Warrant, including, without limitation, all Commission and stock exchange or NASD registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including in the case of an underwritten offering, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company and all independent certified public accountants retained by the Company, the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by Holders of such Registrable Securities).

           "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 8.1(a) hereof.

           "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

           "Selling Holder" shall mean a Holder who is selling shares of Warrant Stock in accordance with the provisions of Section 9 hereof.

           "Selling Stockholder" shall have the meaning set forth in Section 9.3(a) hereof.

           "Share Withholding Option" shall have the meaning set forth in
Section 2.1 hereof.

           "Shelf Registration Statement" shall have the meaning set forth in
Section 9.1(a) hereof.

           "Stock Purchase Rights" shall mean any options, warrants or other securities or rights to subscribe to or exercisable for the purchase of shares of Common Stock or Convertible Securities, whether or not immediately exercisable.

           "Subsequent Issuance" shall mean any sale or issuance by the Company of Common Stock, Convertible Securities or Stock Purchase Rights after the Original Issue Date other than:

                (i) Any issuance of Warrant Stock upon exercise of the Warrants, and any issuance of Common Stock, Convertible Securities or Stock Purchase Rights (and any issuance of Common Stock pursuant to the conversion, exchange or exercise of any such Convertible Securities or Stock Purchase Rights) deemed to have been issued as of the Original Issue Date pursuant to the definition of Fully Diluted Outstanding.

                (ii) Any other issuance of Common Stock, Convertible Securities or Stock Purchase Rights with respect to which the Majority Warrant Holders shall have waived application of the provisions of Section 4 below.

           "Subsidiary" means any corporation or association (a) more than 50% (by number of votes) of the voting stock of which is at the time owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries, or any other business entity in which the Company or one or more Subsidiaries or the Company and one or more Subsidiaries own more than a 50% interest either in the profits or capital of such business entity or (b) whose net earnings, or portions thereof, are consolidated with the net earnings of the Company and are recorded on the books of the Company for financial reporting purposes in accordance with GAAP.

           "Suspension Period" shall have the meaning set forth in Section 9.1(b) hereof.

           "Tag-Along Notice" shall have the meaning set forth in Section 9.3(a) hereof.

           "Tag-Along Right" shall have the meaning set forth in Section 9.3(a) hereof.

           "Tag-Along Shares" shall have the meaning set forth in Section 9.3(a) hereof.

           "Transfer" shall have the meaning set forth in Section 9.3(a) hereof.

           "Transfer Shares" shall have the meaning set forth in Section 9.3(a) hereof.

           "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to
Section 2.1 hereof, multiplied by (ii) the Exercise Price as of the date of such exercise.

           "Warrants" shall mean the Original Warrants and all warrants issued upon transfer, division or combination of, or in substitution for, such Original Warrants or any other such Warrant. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

           "Warrant Stock" generally shall mean the shares of Common Stock issued, issuable or both (as the context may require) upon the exercise or Warrants until such time as such shares of Common Stock have either been (i) Transferred in a public offering pursuant to a registration statement filed under the Securities Act or (ii) Transferred in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof with all transfer restrictions and restrictive legends with respect to such Common Stock being removed in connection with such transaction.

           "Withdrawal Election" shall have the meaning set forth in Section 9.2(e) hereof.

2. EXERCISE OF WARRANT

           2.1. Manner of Exercise.

           (a) From and after the Original Issue Date and until 5:00 P.M., New York time, on the Expiration Date (the "Exercise Period"), the Holder may from time to time exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder (as determined pursuant to Section 2.2 below). In order to exercise this Warrant, in whole or in part, the Holder shall (i) deliver to the Company at the Designated Office a written notice of the Holder's election to exercise this Warrant (an "Exercise Notice"), which Exercise Notice shall be irrevocable and specify the number of shares of Common Stock to be purchased, together with this Warrant and (ii) pay to the Company the Warrant Price (the date on which both such delivery and payment shall have first taken place being hereinafter sometimes referred to as the "Exercise Date"). Such Exercise Notice shall be in the form of the subscription form appearing at the end of this Warrant as Annex A, duly executed by the Holder or its duly authorized agent or attorney.

           (b) Upon receipt of such Exercise Notice, Warrant and payment, the Company shall, as promptly as practicable execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Notice and shall be registered in the name of the Holder or such other name as shall be designated in the Exercise Notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the Exercise Date.

           (c) Payment of the Warrant Price shall be made at the option of the Holder by one or more of the following methods: (i) by delivery of a certified or official bank check in the amount of such Warrant Price, (ii) by instructing the Company to withhold a number of shares of Warrant Stock then issuable upon exercise of this Warrant with an aggregate Current Market Value equal to such Warrant Price (the "Share Withholding Option") or (iii) by surrendering to the Company shares of Common Stock previously acquired by the Holder with an aggregate Current Market Value equal to such Warrant Price. In the event of any withholding of Warrant Stock or surrender of Common Stock pursuant to clause
(ii) or (iii) above where the number of shares whose Current Market Value is equal to the Warrant Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount determined in accordance with Section 2.3 hereof.

           (d) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the shares of Common Stock being issued, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant. Such new Warrant shall in all other respects be identical with this Warrant.

           2.2. Payment of Taxes. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, issued without violation of any preemptive rights and free and clear of all Liens (other than any created by actions of the Holder). The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

           2.3. Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share that the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Value of one share of Common Stock on the Exercise Date.

           2.4. Continued Validity and Application. (a) A holder of shares of Warrant Stock issued upon the exercise of this Warrant, in whole or in part, including any transferee of such shares (other than a transferee in whose hands such shares no longer constitute Warrant Stock as defined herein), shall continue, with respect to such shares, to be entitled to all rights and to be subject to all obligations that are applicable to such holder by the terms of this Warrant. The Company shall, at the time of any exercise of this Warrant or any transfer of Warrant Stock, upon the request of the holder of the shares of Warrant Stock issued in connection with such exercise or transfer, acknowledge in writing, in a form reasonably satisfactory to such holder, its continuing obligation to afford to such holder such rights referred to in this Section 2.4; provided, however, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder all such rights.

3. TRANSFER, DIVISION AND COMBINATION

           3.1. Transfer. Subject to compliance with Section 8 hereof, each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office, together with a written assignment of this Warrant in the form of Annex B hereto duly executed by the Holder or its agent or attorney. Upon such surrender and delivery, the Company shall, subject to Section 8, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with
Section 8, may be exercised by the new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

           3.2. Division and Combination. Subject to compliance with the applicable provisions of this Warrant, this Warrant may be divided or combined with other Warrants upon presentation hereof at the Designated Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with the applicable provisions of this Warrant as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

           3.3. Expenses. The Company shall prepare, issue and deliver at its own expense (other than any transfer taxes imposed on the Holder) any new Warrant or Warrants required to be issued under this Section 3.

           3.4. Maintenance of Books. The Company agrees to maintain, at the Designated Office, books for the registration and transfer of the Warrants.

4. ANTIDILUTION PROVISIONS

           The number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price shall be subject to adjustment from time to time as set forth in this Section 4.

           4.1. Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

                (i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

                (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of such Common Stock, or

                (iii) combine its outstanding shares of Common Stock into a smaller number of shares of such Common Stock,

then the Exercise Price shall be adjusted to equal the product of the Exercise Price in effect immediately prior to such event multiplied by a fraction the numerator of which is equal to the number of shares of Common Stock Outstanding immediately prior to the adjustment and the denominator of which is equal to the number of shares of Common Stock Outstanding immediately after such adjustment.

           4.2. Issuance of Additional Shares of Common Stock. (a) If at any time the Company shall issue or sell any shares of Common Stock in a Subsequent Issuance for a consideration per share that is less than the Current Market Value in effect immediately prior to such issuance or sale, then, forthwith upon such issuance or sale, the Exercise Price shall be reduced to the price calculated by multiplying the then existing Exercise Price by a fraction, the numerator of which shall be the quotient obtained by dividing (A) the sum of (x) the number of shares of Common Stock Outstanding immediately prior to such Subsequent Issuance multiplied by the Current Market Value per share of Common Stock immediately prior to such Subsequent Issuance plus (y) the aggregate consideration (determined in accordance with the provisions of Section 4.6 hereof), if any, received by the Company in connection with such Subsequent Issuance divided by (B) the total number of shares of Common Stock Outstanding immediately after such Subsequent Issuance, and the denominator of which shall be the Current Market Value per share of Common Stock immediately prior to such Subsequent Issuance.

           (b) The provisions of this Section 4.2 shall not apply to (i) any issuance of Common Stock for which an adjustment is provided for under Section
4.1 or (ii) any issuance or sale of Common Stock pursuant to the exercise of any Stock Purchase Rights or Convertible Securities to the extent that an adjustment shall have been previously made hereunder in connection with the issuance of such Stock Purchase Rights or Convertible Securities pursuant to the provisions of Section 4.3 hereof.

           4.3. Issuances of Stock Purchase Rights and Convertible Securities

           (a) In the event that the Company shall at any time issue, sell or grant any Stock Purchase Rights to any Person in a Subsequent Issuance, then, for the purpose of Section 4.2 above, the Company shall be deemed to have issued at that time a number of shares of Common Stock equal to the maximum number of shares of Common Stock that are or may become issuable upon exercise of such Stock Purchase Rights (or upon exercise of any Convertible Securities issuable upon exercise of such Stock Purchase Rights) for a consideration per share equal to (i) the aggregate consideration per share (determined in accordance with the provisions of Section 4.6 hereof) received by the Company in connection with the issuance, sale or grant of such Stock Purchase Rights plus (ii) the minimum amount of such consideration per share receivable by the Company in connection with the exercise of such Stock Purchase Rights (and the exercise of any Convertible Securities issuable upon exercise of such Stock Purchase Rights).

           (b) In the event that the Company shall at any time issue or sell any Convertible Securities to any Person in a Subsequent Issuance, then, for the purposes of Section 4.2 above, the Company shall be deemed to have issued at that time a number of shares of Common Stock equal to the maximum number of shares of Common Stock that are or may become issuable upon the exercise of the conversion or exchange rights associated with such Convertible Securities for a consideration per share equal to (i) the aggregate consideration per share (determined in accordance with the provisions of Section 4.6 hereof) received by the Company in connection with the issuance or sale of such Convertible Securities plus (ii) the minimum amount of such consideration per share receivable by the Company in connection with the exercise of such conversion or exchange rights.

           (c) If, at any time after any adjustment of the Exercise Price shall have been made hereunder as the result of any issuance, sale or grant of any Stock Purchase Rights or Convertible Securities, the maximum number of shares issuable upon exercise of such Stock Purchase Rights or of the rights of conversion or exchange associated with such Convertible Securities shall increase, or the minimum amount of consideration per share receivable in connection with such exercise shall decrease, whether by operation of any antidilution rights pertaining to such Stock Purchase Rights or Convertible Securities, by agreement of the parties or otherwise, the Exercise Price then in effect shall first be readjusted to eliminate the effects of the original issuance, sale or grant of such Stock Purchase Rights or Convertible Securities on such Exercise Price and then readjusted as if such Stock Purchase Rights or Convertible Securities had been issued on the effective date of such increase in number of shares or decrease in consideration, but only if the effect of such two-step readjustment is to reduce the Exercise Price below the Exercise Price in effect immediately prior to such increase or decrease.

           (d) If, at any time after any adjustment of the Exercise Price shall have been made hereunder as the result of any issuance, sale or grant of any Stock Purchase Rights or Convertible Securities, any of such Stock Purchase Rights or the rights of conversion or exchange associated with such Convertible Securities shall expire by their terms or any of such Stock Purchase Rights or Convertible Securities shall be repurchased by the Company or a Subsidiary thereof for a consideration per underlying share of Common Stock not exceeding the amount of such consideration received by the Company in connection with the issuance, sale or grant of such Stock Purchase Rights or Convertible Securities, the Exercise Price then in effect shall forthwith be increased to the Exercise Price that would have been in effect if such expiring Stock Purchase Rights or rights of conversion or exchange or such repurchased Stock Purchase Rights or Convertible Securities had never been issued. Similarly, if at any time after any such adjustment of the Exercise Price shall have been made pursuant to
Section 4.2 (i) any additional consideration is received or becomes receivable by the Company in connection with the issuance or exercise of such Stock Purchase Rights or Convertible Securities or (ii) there is a reduction in the conversion ratio applicable to such Convertible Securities so that fewer shares of Common Stock will be issuable upon the conversion or exchange thereof or there is a decrease in the number of shares of Common Stock issuable upon exercise of such Stock Purchase Rights, the Exercise Price then in effect shall be forthwith readjusted to the Exercise Price that would have been in effect had such changes taken place at the time that such Stock Purchase Rights or Convertible Securities were initially issued, granted or sold. In no event shall any readjustment under this Section 4.3(d) affect the validity of any shares of Warrant Stock issued upon any exercise of this Warrant prior to such readjustment, nor shall any such readjustment have the effect of increasing the Exercise Price above the Exercise Price that would have been in effect if the related Stock Purchase Rights or Convertible Securities had never been issued.

           4.4. Adjustment of Number of Shares Purchasable. Upon any adjustment of the Exercise Price as provided in Section 4.1, 4.2 or 4.3 hereof, the Holder hereof shall thereafter be entitled to purchase upon the exercise of this Warrant, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable on the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

           4.5. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is any change whatsoever in, or distribution with respect to, the Outstanding Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, (i) shares of common stock of the successor or acquiring corporation or of the Company (if it is the surviving corporation) or (ii) any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property") are to be received by or distributed to the holders of Common Stock of the Company who are holders immediately prior to such transaction, then the Holder of this Warrant shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In such event, the aggregate Exercise Price otherwise payable for the shares of Common Stock issuable upon exercise of this Warrant shall be allocated among the shares of common stock and Other Property receivable as a result of such reorganization, reclassification, merger, consolidation or disposition of assets in proportion to the respective fair market values of such shares of common stock and Other Property as determined in good faith by the Board of Directors of the Company. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be reasonably deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of any shares of the common stock of such successor or acquiring corporation for which this Warrant thus becomes exercisable, which modifications shall be as equivalent as practicable to the adjustments provided for in this
Section 4. For purposes of this Section 4.5, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class that is not preferred as to dividends or assets over any other class of stock of such corporation and that is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.5 shall similarly apply to successive reorganizations, reclassification, mergers, consolidations or disposition of assets.

           4.6. Determination of Consideration. For purposes of Sections 4.2,
4.3 and 4.4 hereof, the consideration received and/or receivable by the Company in connection with the issuance, sale, grant or exercise of additional shares of Common Stock, Stock Purchase Rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued as follows:

                (1) Cash Payment. In the case of cash, the net amount received by the Company after deduction of any accrued interest or dividends, but including any underwriting commissions or concessions paid or allowed by the Company.

                (2) Securities or Other Property. In the case of securities or other property, the fair market value thereof as of the date immediately preceding such issuance, sale, grant or exercise as determined in good faith by the Board of Directors of the Company.

                (3) Allocation Related to Common Stock. In the event shares of Common Stock are issued or sold together with other securities or other assets of the Company for a consideration which covers both, the consideration received (computed as provided in (1) and (2) above) shall be allocable to such shares of Common Stock as determined in good faith by the Board of Directors of the Company.

                (4) Allocation Related to Stock Purchase Rights and Convertible Securities. In case any Stock Purchase Rights or Convertible Securities shall be issued or sold together with other securities or other assets of the Company, together comprising one integral transaction in which no specific consideration is allocated to the Stock Purchase Rights or

        Convertible Securities, the consideration allocable to such Stock Purchase Rights or Convertible Securities shall be determined in good faith by the Board of Directors of the Company.

                (5) Dividends in Securities. In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in either case in Common Stock or Convertible Securities, such Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                (6) Merger, Consolidation or Sale of Assets. In case any shares of Common Stock, Stock Purchase Rights or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the assets and business of the non-surviving corporation attributable to such Common Stock, Stock Purchase Rights or Convertible Securities, as is determined in good faith by the Company's Board of Directors.

                (7) Challenge to Good Faith Determination. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this Section 4, such determination may be challenged in good faith by the holder of any Warrant, and any dispute shall be resolved by an Independent Financial Expert selected by the Company and acceptable to the Majority Warrant Holders and whose decision shall be binding on the Company and all holders of Warrants. The fees and expenses of such firm shall be paid by the Company.

           4.7. Other Provisions Applicable to Adjustments Under this Section. The following provisions shall be applicable to the adjustments provided for pursuant to this Section 4:

           (a) When Adjustments To Be Made. The adjustments required by this
Section 4 shall be made whenever and as often as any specified event requiring such an adjustment shall occur. For the purpose of any such adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

           (b) Record Date. In case the Company shall take a record of the holders of the Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Convertible Securities or Stock Purchase Rights or (ii) to subscribe for or purchase Common Stock, Convertible Securities or Stock Purchase Rights, then all references in this
Section 4 to the date of the issuance or sale of such shares of Common Stock, Convertible Securities or Stock Purchase Rights shall be deemed to be references to such record date.

           (c) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

           (d) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution to which the provisions of Section 4.1 would apply, but shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

           (e) Maximum Exercise Price. Except as provided in Section 4.1 above, at no time shall the Exercise Price per share of Common Stock exceed the amount set forth in the first paragraph of the preamble of this Warrant.

           (f) Certain Limitations. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction that, by reason of any adjustment under Section 4.1, 4.2 or 4.3 above, would cause the Exercise Price to be less than the par value of the Common Stock, if any, unless the Company first reduces the par value of the Common Stock to be less than the Exercise Price that would result from such transaction.

           (g) Notice of Adjustments. Whenever the number of shares of Common Stock for which this Warrant is exercisable or the Exercise Price shall be adjusted pursuant to this Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.5) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any related change in the Exercise Price, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 15.2. The Company shall keep at its principal office or at the Designated Office, if different, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective transferee of a Warrant designated by a Holder thereof.

           (h) Independent Application. Except as otherwise provided herein, all subsections of this Section 4 are intended to operate independently of one another (but without duplication). If an event occurs that requires the application of more than one subsection, all applicable subsections shall be given independent effect without duplication.

5.         NO IMPAIRMENT

           The Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, free and clear of all Liens, and shall use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction over it as may be necessary to enable the Company to perform its obligations under this Warrant.

6. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

           From and after the Original Issue Date, the Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock issuable pursuant to the terms hereof, when issued upon exercise of this Warrant with payment therefor in accordance with the terms hereof, shall be duly and validly issued and fully paid and nonassessable, not subject to preemptive rights and shall be free and clear of all Liens. Before taking any action that would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction over such action. If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law (other than under the Securities Act or any state securities law) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

7.         NOTICE OF CORPORATE ACTIONS; TAKING OF RECORD; TRANSFER BOOKS

           Notices of Corporate Actions. In the event of: (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities, (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer or other disposition of all or substantially all the assets of the Company to another Person or (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall mail to each Holder of a Warrant in accordance with the provisions of Section 15.2 hereof a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, disposition, dissolution, liquidation or winding-up is to take place, the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or Other Property deliverable upon such dividend, distribution, reorganization, reclassification, recapitalization, consolidation, merger, transfer, disposition, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction. Such notice shall be mailed to the extent practicable at least thirty (30), but not more than ninety (90) days prior to the date therein specified. The failure by the Company to give such notice or any defect therein shall not affect the legality or validity of any such dividend, distribution, reorganization, reclassification, recapitalization, consolidation, merger, transfer, disposition, dissolution, liquidation or winding-up, or the vote upon any action. In the event that the Company at any time sends any other notice to the holders of its Common Stock, it shall concurrently send a copy of such notice to each Holder of a Warrant.

           7.1. Taking of Record. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of any Section hereof refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day.

           7.2. Closing of Transfer Books. The Company shall not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

8. RESTRICTIONS ON TRANSFERABILITY

           Neither the Warrants nor the shares of Warrant Stock may be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 8, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any shares of Warrant Stock. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 8.

8.1.       Restrictive Legends.

           (a) Except as otherwise provided in this Section 8, each certificate for shares of Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for shares of Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

           "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO THE CONDITIONS SPECIFIED IN A CERTAIN WARRANT DATED AS OF JUNE 4, 2001, ORIGINALLY ISSUED BY NORTH ATLANTIC TRADING COMPANY, INC. NO TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. A COPY OF THE FORM OF SAID WARRANT IS ON FILE AT THE PRINCIPAL OFFICE OF NORTH ATLANTIC TRADING COMPANY, INC. AND WILL BE FURNISHED UPON REQUEST TO ANY HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ALSO ENTITLED TO THE BENEFIT OF CERTAIN PROVISIONS SET FORTH IN SUCH WARRANT. A COPY OF SUCH WARRANT IS AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY."

           (b) Except as otherwise provided in this Section 8, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

           "THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THIS WARRANT NOR THE UNDERLYING SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER, THE PROVISIONS OF THIS WARRANT."


           8.2. Notice of Proposed Transfers; Compliance with Securities Act. Prior to or promptly following any Transfer of any Warrants or any shares of Restricted Common Stock, the Holder of such Warrants or holder of Restricted Common Stock shall give written notice to the Company of such Transfer. All such Transfers shall be made in compliance with the Securities Act. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such Transfer shall bear the restrictive legend set forth in Section 8.1(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in
Section 8.1(b), unless in the opinion of counsel to such holder which is reasonably acceptable to the Company such legend is not required in order to ensure compliance with the Securities Act.

           8.3. Termination of Restrictions. The restrictions imposed by this
Section 8 upon the transferability of the Warrants, the shares of Warrant Stock and the Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) and the legend requirements of Section 8.1 shall terminate as to any particular Warrant or share of Warrant Stock or Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such shares may be transferred without registration thereof under the Securities Act. Whenever the restrictions imposed by this Section 8 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

                        "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN
                WARRANT CONTAINED IN SECTION 8 HEREOF TERMINATED ON ________, 20__, AND ARE OF NO FURTHER FORCE AND EFFECT."

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this Section 8 shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 8.1(a).

9.   REGISTRATION RIGHTS

           9.1. Shelf Registration.

           (a) At such time as the Company is eligible to use a registration statement on From S-3 under the Securities Act (or on another appropriate form under the Securities Act then available for use by the Company in connection with a secondary offering of the Registrable Securities pursuant to Rule 415 under the Act), the Majority Holders shall have the right to request that the Company prepare and file with the Commission as soon as practicable and in no event later than 90 days after such request, a registration statement on Form S-3 (or on such other appropriate form) relating to the resale, from time to time, of the Registrable Securities by the Holders in accordance with the plan and method of distribution set forth in the prospectus forming part of such registration statement (a "Shelf Registration Statement"), and shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable thereafter. It is understood and agreed that the Shelf Registration Statement may have included therein shares of Common Stock offered for sale, from time to time, by holders of Common Stock other than the Holders and also may relate to a primary offering of Common Stock by the Company.

           (b) The Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective (subject to Suspension Periods (defined below) and extensions coincident with the length of such Suspension Periods) from the date the Shelf Registration Statement was first declared effective by the Commission until the time the shares of Warrant Stock are no longer Registrable Securities in accordance with the definition of Registrable Securities (the "Effective Period"). For purposes hereof, "Suspension Period" shall mean a period of time commencing on the date on which the Company provides notice that the Shelf Registration Statement is no longer effective, that the prospectus included in the Shelf Registration Statement no longer complies with the requirements therefor prescribed by Section 10(a) of the Securities Act, or that the Company in the reasonable, good faith judgment of its Board of Directors, for material valid business purposes (including, without limitation, in connection with a proposed or pending issuance or sale of the Company's debt or equity securities by the Company or any other Person or a proposed or pending merger, reorganization, consolidation, recapitalization, public offering, sale of assets or other extraordinary corporate transaction, whether or not publicly announced, involving the Company or any of its subsidiaries) has elected to require the suspension of the sale by Holders of their Registrable Securities pursuant to the Shelf Registration Statement, and shall end on the date when each Holder of Registrable Securities either receives copies of the supplemented or amended prospectus contemplated by Section 9.4(c) plus an additional five (5) Business Days or otherwise is advised in writing by the Company that use of the prospectus may be resumed; provided, however, that no such Suspension Period shall exceed 120 consecutive days or more than 180 days during any period of 360 consecutive days. Each Holder agrees that it will not sell any Registrable Securities pursuant to the Shelf Registration Statement during any Suspension Period and the Company agrees to cause each Suspension Period to end as soon as reasonably practicable. The Company agrees that no other similarly situated holder of the Company's Common Stock will be permitted to sell Shares of the Company's Common Stock pursuant to a shelf registration statement during a Suspension Period. If one or more Suspension Periods occur, the Effective Period shall be extended by such number of days coincident with the aggregate number of days included in all Suspension Periods.

           9.2. Piggy-Back Registration.

           (a) If at any time the Company proposes to file on its behalf or on the behalf of any of its securityholders a Registration Statement under the Securities Act with respect to an offering of any class of its common equity securities (other than a Registration Statement on Form S-8 or Form S-4 (or any substitute form that may be adopted by the Commission)), then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than 20 Business Days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request (which request shall specify the Registrable Securities intended to be disposed of by such Selling Holder and the intended method of distribution thereof) (a "Piggy-Back Registration"). In the case of any underwritten offering, the Company shall use its best efforts to cause the managing underwriter or underwriters of such proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of any other securityholder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Selling Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 9.2 by giving written notice to the Company of its request to withdraw prior to the time such Registration is declared or becomes effective. The Company may withdraw a Piggy-Back Registration at any time prior to the time it is declared or becomes effective; provided that the Company shall give prompt notice thereof to participating Selling Holders.

           (b) No failure to effect a registration under Section 9.2(a) and to complete the sale of shares of Common Stock in connection therewith shall relieve the Company of any other obligation under this Warrant.

           (c) If the managing underwriter or underwriters of any underwritten offering described in Section 9.2(a) have informed the Company in writing that in its or their opinion the number of securities proposed to be registered materially and adversely affect the success of such offering, including the price at which such securities can be sold, the Company shall include in such Registration the number of securities that, in the opinion of such managing underwriter or underwriters, can be sold as follows: (i) first, the securities that the Company proposes to sell, (ii) second, the Registrable Securities requested to be included pursuant to Section 9.2(a) hereof, and (iii) other securities requested to be included in such registration; provided, however, that if any securityholder of the Company, other than the Selling Holders, has been granted registration rights by the Company with respect to any security of the Company (an "Other Registering Holder"), and such Other Registering Holders desire to participate in the Piggy-back Registration, then the number of securities that may be offered by the Other Registering Holders and the number of Registrable Securities that may be offered by the Selling Holders shall be reduced or limited pro rata in proportion to the respective number of securities requested to be registered to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares recommended by such managing underwriters.

           (d) If the managing underwriter or underwriters of any underwritten offering described in Section 9.2(a) notify the Selling Holders requesting inclusion of Registrable Securities in such offering, that the kind of securities that the Selling Holders, the Company and any other Persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, (x) the Registrable Securities to be included in such offering shall be reduced as described in paragraph (c) above or (y) if a reduction in the Registrable Securities pursuant to paragraph (c) above would, in the judgment of the managing underwriter or underwriters, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

           (e) If, as a result of the proration provisions of this Section 9.2, any Selling Holder shall not be entitled to include all Registrable Securities in a Piggy-Back Registration that such Selling Holder has requested to be included, such Selling Holder may elect to withdraw his request to include Registrable Securities in such registration (a "Withdrawal Election"); provided, however, that a Withdrawal Election shall be irrevocable and, after making a Withdrawal Election, a Selling Holder shall no longer have any right to include Registrable Securities in the registration as to which such Withdrawal Election was made.

           9.3. Tag-Along Rights.

           (a) In the event of any proposed sale, assignment, gift, transfer, exchange, conversion, bequeath, pledge or other disposition of Common Stock (collectively, a "Transfer") by any of the Existing Stockholders (the "Selling Stockholders") in a single transaction or a series of related transactions involving shares of Common Stock aggregating at least l5% of the then outstanding shares of Common Stock of the Company to a person (such other person being hereinafter referred to as the "proposed purchaser"), other than pursuant to an Exempt Transfer or in a bona fide public distribution pursuant to an effective Registration Statement under the Securities Act, each of the Holders of Warrants and shares of Warrant Stock (the "Non-Selling Stockholders") each shall have the irrevocable and exclusive right, but not the obligation (the "Tag-Along Right"), to require the proposed purchaser to purchase from each of them up to a number of shares of Warrant Stock (and/or Warrants exercisable for a number of shares of Warrant Stock) owned by such Holder equal to the total number of shares of Common Stock to be sold by the Selling Stockholders to the proposed purchaser (collectively, the "Transfer Shares") multiplied by a fraction, the numerator of which is the number of shares of Warrant Stock (including the number of shares of Warrant Stock issuable upon the exercise of Warrants) owned by such Holder, and the denominator of which is the sum of the total number of Fully Diluted Shares and the total number of shares of Warrant Stock (including the number of shares of Warrant Stock issuable upon the exercise of Warrants). The number of shares of Warrant Stock that a Holder of Warrants or shares of Warrant Stock may require to be so purchased being referred to as such Holder's "Tag-Along Shares". The Company shall give written notice at least 15 days prior to the date of the proposed Transfer to the Non-Selling Stockholders stating:

                (i) the name and address of the proposed purchaser,

                (ii) the proposed amount of consideration and terms and conditions of payment offered by such proposed purchaser (if the proposed consideration is not cash, the notice shall describe the terms of the proposed consideration),

                (iii) the number of shares of Common Stock proposed to be transferred, and

                (iv) that either the proposed purchaser has been informed of the Tag-Along Right and has agreed to purchase Warrants and/or shares of Warrant Stock in accordance with the terms hereof or that the Existing Stockholders participating in the transaction will make such purchase.

The Tag-Along Right shall be exercised by any or all of the Non-Selling Stockholders by giving written notice to the Company ("Tag-Along Notice") within five days following receipt of the notice specified in the preceding sentence, indicating its election to exercise the Tag-Along Right (the "Participating Stockholders"). The Tag-Along Notice shall state the amount of Warrants and/or shares of Warrant Stock that such Holder proposes to include in such transfer to the proposed purchaser. Failure by any Non-Selling Stockholder to give such notice within such five-day period shall be deemed an election by such Non Selling Stockholder not to sell its Warrants and/or shares of Warrant Stock pursuant to that Tag-Along Notice. The closing with respect to any sale to a proposed purchaser pursuant to this Section shall be held at the time and place specified in the Tag-Along Notice but in any event within 60 days of the date the Tag-Along Notice is given; provided that if through the exercise of reasonable efforts the Selling Stockholders are unable to cause such transaction to close within 60 days, such period may be extended for such reasonable period of time as may be necessary to close such transaction. Consummation of the sale of Common Stock by any Selling Stockholder to a proposed purchaser shall be conditioned upon consummation of the sale by each Participating Stockholder to such proposed purchaser of the Tag-Along Shares, if any. As used in this Section 9.3, the term "Transfer" shall be deemed to include all transactions or series of transactions pursuant to which beneficial ownership of Common Stock is transferred, directly or indirectly, to a proposed purchaser, regardless of the number or type of intermediate entities or transactions between a Selling Stockholder and such proposed purchaser.

           (b) In the event that the proposed purchaser does not purchase Tag-Along Shares from the Holders on the same terms and conditions as purchased from the Selling Stockholders, then the Company shall cause the Selling Stockholders making such Transfer to purchase on such terms and conditions such Tag-Along Shares if the Transfer occurs.

           (c) The Selling Stockholders who are parties to a sale to a proposed purchaser shall arrange for payment directly by the proposed purchaser to each Participating Stockholder, upon delivery of the certificate or certificates representing the Warrants and/or shares of Warrant Stock duly endorsed for transfer, together with such other documents as the proposed purchaser may reasonably request. The reasonable costs and expenses incurred by the Selling Stockholders and Holders in connection with a Transfer subject to this Section
9.3 shall be allocated among the Selling Stockholders and Participating Stockholders pro rata based upon the number of shares of Common Stock, the number of shares of Warrant Stock subject to Warrants and/or shares of Warrant Stock sold by each Selling Stockholder and each Participating Stockholder to a proposed purchaser (and may be deducted from amounts distributed in the transaction); provided, that the costs and expenses shall not include the fees and expenses of more than one law firm, which firm shall be selected in writing by the Selling Stockholders, unless representation of the Selling Stockholders by the same counsel, due to actual or potential differing interests between them, shall create a conflict of interest which shall be evidenced by an opinion of counsel, in which case the costs and expenses of one additional law firm designated by Participating Stockholders proposing to sell a majority of the Tag-Along Shares proposed to be sold by all Participating Stockholders.

           (d) If at the end of 60 days following the date on which a Tag-Along Notice was given, or as otherwise extended pursuant to the provisions of Section 9.3(a), the sale of Common Stock by the Stockholders and the sale of the Tag-Along Shares have not been completed in accordance with the terms of the proposed purchaser's offer, all certificates representing the Tag-Along Shares shall be returned to the Participating Stockholders, and all the restrictions on sale, transfer or assignment contained in this Warrant with respect to Common Stock owned by the Stockholders shall again be in effect.

           (e) The Company has entered into agreements with Thomas Helms and David Brunson pursuant to which such Existing Shareholders have agreed to be bound by the provisions of this Section 9.3 with respect to any Transfers of shares of Common Stock owned by them and under which the holders of the Warrants are third party beneficiaries. The Company will provide any holder of a Warrant or shares of Warrant Stock with a copies of such agreements upon request.

           9.4. Registration Procedures.

In connection with the obligations of the Company with respect to any Registration Statement pursuant to Section 9 hereof, the Company shall:

           (a) prepare and file with the Commission a Registration Statement on the appropriate form under the Securities Act, which form (i) shall be selected by the Company and (ii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and the Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 9 hereof; provided, however, that before filing a Registration Statement or prospectus or any amendment or supplement thereto, the Company shall afford one firm of counsel for the Selling Holders a reasonable opportunity to review and comment on such document.

           (b) prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of all securities covered by such Registration Statement and to keep such Registration Statement effective for such time period may be required by any applicable underwriting agreement or, if not so required, as determined by the Company in its sole discretion (the "Applicable Period"), cause each prospectus to be supplemented by any required prospectus supplement during such Applicable Period and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act;

           (c) furnish to each Holder of Registrable Securities and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities;

           (d) use its reasonable best efforts to (i) register or qualify the Registrable Securities under all applicable state securities or Blue Sky laws of such jurisdictions as any Holder thereof covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the Commission and (ii) obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and transfer of any of the Registrable Securities in any jurisdiction at the earliest possible moment; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 9.4(d), or (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

           (e) notify each Holder of Registrable Securities promptly and, if requested by such Holder, confirm such advice in writing

                (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective;

                (ii) of any request by the Commission or any state securities authority for amendments and supplements to a Registration Statement and prospectus or for additional information, in each case after the Registration Statement has become effective;

                (iii) of the issuance or threatened issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;

                (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                (v) of the happening of any event during the period a Registration Statement is effective which makes any statement made in such Registration Statement or the related prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or prospectus in order to make the statements therein not misleading;

           (f) use reasonable commercial efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

           (g) furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (with documents incorporated therein by reference or exhibits thereto);

           (h) cooperate with the Selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and registered in such names as the selling Holders may reasonably request at least two business days prior to the closing of any sale of Registrable Securities;

           (i) upon the occurrence of any event contemplated by Section 9.4(e)(v) hereof during the Applicable Period, use reasonable efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be required to amend or supplement a Registration Statement, any related prospectus or any document incorporated therein by reference in the event that, and for so long as, an event occurs and is continuing as a result of which the Registration Statement, any related prospectus or any document incorporates therein by reference as then amended or supplemented would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they are made. The Company agrees to notify each Holder to suspend use of the prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the prospectus until the Company has amended or supplemented the prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Company determines in good faith that such disclosure is not necessary, the Company agrees promptly to notify each Holder of such determination to amend or supplement the prospectus if necessary to correct any untrue statement or omission therein and to furnish each Holder such numbers of copies of the prospectus as so amended or supplemented as each Holder may reasonably request;

           (j) obtain a CUSIP number for the Common Stock;

           (k) (i) make reasonably available for inspection by a representative of, and counsel for, any underwriter participating in any deposition pursuant to a Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by such representative, counsel or any such underwriter in connection with any such Registration Statement;

           (l) if requested by the Holders in connection with any Registration Statement, shall use reasonably commercial efforts to cause (w) counsel for the Company to deliver an opinion relating to the Registration Statement and the Common Stock, in customary form, in the event and to the extent the same is furnished to any other Stockholder or underwriter in connection with such Registration Statement (x) its officers to execute and deliver all customary documents and certificates requested by a representative of the Holders or any underwriter, as applicable in the event and to the extent the same is furnished to any other Stockholder or underwriter in connection with such Registration Statement and (y) its independent public accountants to provide a comfort letter in customary form in the event and to the extent the same is furnished to any other Stockholder or underwriter in connection with such Registration Statement. The Company may, as a condition to such Holder's participation in any Registration Statement, require each Holder of Registrable Securities to (i) furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing and (ii) agree in writing to be bound by this Warrant;

           (m) make available for inspection by any Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder (but not more than one firm of counsel to such Selling Holders), all financial and other information as shall be reasonably requested by them, and provide the Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder the opportunity to discuss the business affairs of the Company with its principal executives and independent public accountants who have certified the audited financial statements included in such Registration Statement, in each case all as necessary to enable them to exercise their due diligence responsibility under the Securities Act; provided, however, that information that the Company determines, in good faith, to be confidential and which the Company advises such Person in writing, is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Company or the related Selling Holder of Registrable Securities agrees to be responsible for such Person's breach of confidentiality on terms reasonably satisfactory to the Company;

           (n) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

           (o) use all reasonable efforts to cause the Registrable Securities covered by such Registration Statement (i) if the Common Stock is then listed on a securities exchange or included for quotation in a recognized trading market, to continue to be so listed or included for a reasonable period of time after the offering, and (ii) to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders of Registrable Securities to consummate the disposition of such Registrable Securities.

           9.5. Indemnification and Contribution.

           (a) The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Holder, and each officer, director, partner and employee of such Holder and such controlling person, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Holder or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Holder furnished to the Company in writing by such Holder expressly for use in any such Registration Statement or prospectus.

           (b) Each Selling Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only to the extent, with reference to and in reliance upon information relating to such Holder furnished to the Company in writing by such Selling Holder expressly for use in any Registration Statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto).

           (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against which such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall have the right to retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel relating to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or
(ii) the indemnifying party fails promptly to assume the defense of such proceeding or fails to employ counsel reasonably satisfactory to such indemnified party or parties or (iii) the named parties to any such proceeding (including any impleaded parties) include both such indemnified party or parties and the indemnifying parties or an affiliate of the indemnifying parties or such indemnified parties, and there may be one or more defenses available to such indemnified party or parties that are different from or additional to those available to the indemnifying parties, in which case, if such indemnified party or parties notifies the indemnifying parties in writing that it elects to employ separate counsel of its choice at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying parties, it being understood, however, that unless there exists a conflict among indemnified parties, the indemnifying parties shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party, and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

           (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 9.5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other hand from the offering of such Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Holders on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

           (e) The Company and each Holder agrees that it would not be just or equitable if contribution pursuant to this Section 9.5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred (and not otherwise reimbursed) by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9.5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

           9.6. Registration Expenses.

           The Company will pay all Registration Expenses in connection with each registration, filing or qualification of Registrable Securities requested pursuant to Section 9.1 or Section 9.2 hereof, and each Holder shall pay its pro rata portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a registration statement effected pursuant to Section 9.1 or Section 9.2 hereof. The Company shall bear or reimburse the Holders of the Registrable Securities covered by such registration statement for the reasonable fees and disbursements of one counsel selected by the Majority Holders to act as counsel for the Holders in connection therewith.

10.        SUPPLYING INFORMATION

           The Company shall cooperate with each holder of a Warrant and each holder of Warrant Stock in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or shares of Warrant Stock.

11.        LOSS OR MUTILATION

           Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and an indemnity reasonably satisfactory to it (it being understood that the written indemnification agreement or affidavit of loss of PJSC shall be a sufficient indemnity) and, in case of mutilation, upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, however, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

12.        OFFICE OF THE COMPANY

           As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency, which may be the principal executive offices of the Company (the "Designated Office"), where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. Such Designated Office shall initially be the office of the Company at 257 Park Avenue South, New York, New York 10010-7304.. The Company may from time to time change the Designated Office to another office of the Company or its agent within the United States by notice given to all registered holders of Warrants at least ten (10) Business Days prior to the effective date of such change.

13.        FINANCIAL AND BUSINESS INFORMATION

           At any time when the Company is not filing periodic reports under the Exchange Act, the Company shall deliver to each holder of Warrants or of Warrant Stock one copy of each of the following items:

                (i) as soon as available, and in any event within forty-five
        (45) days after the end of each of the first three quarters of each fiscal year, unaudited interim consolidated balance sheets of the Company and its Subsidiaries as at the end of such quarter and the related consolidated statements of income, cash flow, stockholders equity and changes in financial position of the Company and its Subsidiaries as at the end of and for such quarter, setting forth in each case in comparative form the corresponding figures for and as at the end of the corresponding quarter of the preceding fiscal year, all in reasonable detail and certified by a principal financial officer of the Company, as prepared in accordance with GAAP consistently applied (subject to year end adjustments and the absence of footnotes), and fairly presenting the consolidated financial position and results of operations of the Company and its Subsidiaries for such periods;

                (ii) within ninety (90) days after the end of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and changes in financial position of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of independent public accountants of recognized national standing selected by the Company, which report shall state that such consolidated financial statements present fairly the financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise specified in such report) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                (iii) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available by the Company to the holders of any class of its securities generally or by any Subsidiary of the Company to the holders of any class of its securities generally; and

                (iv) with reasonable promptness, such other information relating to the Company and its Subsidiaries as the Holder may, from time to time, reasonably request.

14.        DILUTION FEE

           In the event that the Company at any time after the Original Issue Date shall pay a dividend or make any other distribution with respect to its Common Stock (or any other shares of the capital stock of the Company for which this Warrant becomes exercisable pursuant to Section 4 above) whether in the form of cash, evidences of indebtedness, securities or other property (other than a stock dividend subject to the provisions of Section 4.1 above), then the Holder of this Warrant shall be entitled to receive a dilution fee (a "Dilution Fee") payable on the date of payment of such dividend or other distribution equal to the amount of cash and any evidences of indebtedness, securities or other property distributed with respect to each share of Common Stock (or such other stock) multiplied by the number of shares of Common Stock (or such other shares of stock) then issuable upon exercise of this Warrant.

15. MISCELLANEOUS

           15.1. Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or the Holder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Person.

           15.2. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:



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
           (a) if to any Holder of this Warrant or holder of Warrant Stock issued upon the exercise hereof, at its last known address appearing on the books of the Company maintained for such purpose;

           (b) if to the Company, at its Designated Office;

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail, or one (1) Business Day after the same shall have been delivered to Federal Express or another overnight courier service.

           15.3. Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder to pay the Exercise Price for any Warrant Stock other than pursuant to an exercise of this Warrant or any liability as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

           15.4. Remedies. Each holder of Warrants and/or Warrant Stock, in addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.

           15.5. Successors and Assigns. Subject to the provisions of Sections 3.1, 8.1 and 8.2, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of the Holder hereof. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and to the extent applicable, all holders of shares of Warrant Stock issued upon the exercise hereof (including transferees), and shall be enforceable by any such holder.

           15.6. Amendment. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Majority Warrant Holders, provided that no such Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the written consent of the holder thereof.

           15.7. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent



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
of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

           15.8. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

15.9. GOVERNING LAW; JURISDICTION. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS WARRANT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, EXCEPT WITH RESPECT TO THE VALIDITY OF THIS WARRANT, THE ISSUANCE OF WARRANT STOCK UPON EXERCISE HEREOF AND THE RIGHTS AND DUTIES OF THE COMPANY WITH RESPECT TO REGISTRATION OF TRANSFER, WHICH SHALL BE GOVERNED BY THE LAWS OF DELAWARE. THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK, SHALL HAVE, EXCEPT AS SET FORTH BELOW, EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY AND THE HOLDER OF THIS WARRANT PERTAINING TO THIS WARRANT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, PROVIDED, THAT IT IS ACKNOWLEDGED THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK.







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
                     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.



                                                        NORTH ATLANTIC TRADING
                                                        COMPANY, INC.



                                                         By: /s/ David Brunson
                                                             -------------------
                                                         Name:  David Brunson
                                                         Title: President

[SEAL]

Attest:

By:    /s/ James Dobbins
      -------------------
Name:  James Dobbins
Title: Secretary

                                     ANNEX A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

           The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ______ shares Common Stock of North Atlantic Trading Company, Inc. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _________________ whose address is ___________________________________________________ and, if such shares of
Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.



                                                 _______________________________
                                                 (Name of Registered Owner)



                                                 _______________________________
                                                 (Signature of Registered Owner)



                                                 _______________________________
                                                 (Street Address)



                                                 _______________________________
                                                  (City) (State) (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                     ANNEX B

                                 ASSIGNMENT FORM

           FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

                                No. of Shares of

Name and Address of Assignee                           Common Stock
----------------------------                           ------------




and does hereby irrevocably constitute and appoint ________ _____________ attorney-in-fact to register such transfer onto the books of North Atlantic Trading Company, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:___________________                     Print Name:___________________



                                              Signature:_____________________



                                              Witness:______________________

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.






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